EXHIBIT 10.3

AMENDMENT AGREEMENT
This Amendment Agreement (“Agreement”) is made, as of March 1, 2019, by and between VSE Corporation, a Delaware corporation (“Employer” or “VSE”), and Maurice A. Gauthier (“Executive).
Recitals
A.    Employer and Executive are parties to an Amended and Restated Employment Agreement, dated as of December 6, 2013 (as amended by an Amendment Agreement, dated as of December 14, 2016) pursuant to which, among other things, Employer employ’s Executive as Employer’s chief executive officer, president and chief operating officer (as amended, the “Employment Agreement”).
B.    Employer and Executive desire to amend the Employment Agreement as set forth below.
C.    Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Employment Agreement.
NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Executive, each intending to be legally bound, agree as follows:
1.Amendment of Employment Agreement. The Employment Agreement shall be and hereby is amended as follows:
(a)    The entire text of Section 2(a) of the Employment Agreement shall be and hereby is deleted and in substitution thereof the following text shall be and hereby is inserted:
(a)     Salary.    Effective January 1, 2019 and during the remaining Term expiring at 5:00 pm (ET) on April 1, 2019 (the “Stub Term”) as compensation for services rendered by Executive hereunder, Employer shall pay to Executive a base salary at the rate of $810,000 per annum, payable in installments in accordance with Employer’s policy governing salary payments to senior officers, as such policy may be amended, from time to time, by the Board.
(b)    The entire text of Section 6(d) of the Employment Agreement shall be and hereby is deleted and in substitution thereof the following text shall be and hereby is inserted:
(d)    Expiration of the Term Pursuant to Section 1(a).
(i)     Upon expiration of the Stub Term on March 31, 2019, all unvested restricted stock granted by VSE to Executive under VSE’s 2006 Restricted Stock Plan, as amended (the “Restricted Stock Plan”), shall automatically vest in full regardless of their respective vesting schedules.
(ii)    On or before April 8, 2019, VSE will pay to Executive, and Executive will accept from VSE, the sum of $314,280, which shall consist of: (A) $20,250 as additional base salary for the Stub Term; (B) $222,750 in full satisfaction of all of Executive’s benefits and other rights under and otherwise in respect of the VSE Executive Officer Incentive Compensation Plan for the Stub Term; and (C) $71,280 in full satisfactions of all of Executive’s benefits and other rights under and otherwise in respect of VSE’s Deferred Supplemental Compensation Plan for the Stub Term.

(iii)    In full satisfaction of all of Executive’s benefits and other rights under and otherwise in respect of the Restrictive Stock Plan for the Stub Period, VSE hereby grants Executive an award under the Restricted Stock Plan of $300,713, payable in fully vested VSE restricted common stock thereunder, no later than April 8, 2019, with the number of shares of such restricted common stock calculated by dividing 300,713 by the closing price of VSE’s common stock on April 2, 2019.
(iv)    (A)     Subject to the prior agreement of the Board and Executive, the Executive may continue serving as a director, chief executive officer, president and chief operating officer of VSE during the period commencing on the first day after the expiration of the Stub Period and ending on an agreed upon date no later than April 1, 2020 (the “Interim Period”).
(B)    As compensation for Executive’s continuing services, if any, pursuant to the immediately preceding sentence, VSE will:
                (1)    pay Executive: (x) a salary at the rate of $74,250 per month during the Interim Period; provided that if the Interim Period expires on any day of a month other than the last day thereof, Executive’s salary for such portion of the month shall be an amount calculated by multiplying $74,250 by a fraction, the numerator of which is the number of calendar days that have lapsed during such month, and the denominator of which is 30; (y) within 10 business days after the expiration of the Interim Period (the “IP Expiration Date”), an amount calculated by multiplying $222,750 by a fraction, the numerator of which is the number of calendar days that lapsed during the Interim Period, and the denominator of which is 90 (the “Fraction”), in full satisfaction of all of Executive’s benefits and other rights under and otherwise in respect of the VSE Executive Officer Incentive Compensation Plan for the Interim Period; and (z) within 10 business days after the IP Expiration Date, an amount calculated by multiplying $71,280 by the Fraction, in full satisfaction of all of Executive’s benefits and other rights under and otherwise in respect of VSE’s Deferred Supplemental Compensation Plan for the Interim Period; and
(2)     in full satisfaction of all of Executive’s benefits and other rights under and otherwise in respect of the Restrictive Stock Plan for the Stub Period, grant Executive an award under the Restricted Stock Plan in an amount equal to $300,713 multiplied by the Faction, with such award payable in fully vested VSE restricted common stock, within 10 business days after the IP Expiration Date, with the number of shares of such restricted common stock calculated by dividing the amount of the award by the closing price of VSE’s common stock on the first trading day after the IP Expiration Date.
(v)    Notwithstanding anything to the contrary in the Employment Agreement, upon expiration of the Stub Term, except that, if an Interim Period occurs pursuant to Section 1(b)(iv) above, upon expiration of such Interim Period, (x) the Term shall expire for all purposes of the Employment Agreement, including as contemplated by Section 1(a) thereof, (y) Executive shall cease serving as, and will deemed for all purpose to have resigned as, a director, chief executive officer, president, chief operating officer and employee of VSE, and a director, officer and employee of any and all direct or indirect subsidiaries of VSE and (z) Sections 5(a) and (c) of the Agreement shall terminate and be null and void and Sections 5(b), (d), (e) (as amended hereby), (f), (g) and (h) shall survive the expiration of the Term and remain in full force and effect.

(vi)    During the period commencing on the first day after the expiration of the Stub Term, except that, if an Interim Period occurs pursuant to Section 1(b)(iv) above, during the period commencing on the first day after the expiration of such Interim Period, and ending on the first anniversary of the expiration of the Stub Term, except that if an Interim period occurs pursuant to Section 1(b)(iv) above, ending on the first anniversary of the expiration of such Interim Term (“Consulting Period”), Executive will serve VSE as an independent contractor, rendering, on VSE’s behalf, consulting services of up to 14 hours per month (inclusive of any associated preparation and travel time), primarily in respect of VSE’s transition to a successor chief executive officer and president, and VSE (x) will pay Executive $10,000 per month during the Consulting Period as compensation for any such consulting services and (y) reimburse Executive for all reasonable, proper and documented business expenses that he incurs during the Consulting Period in the performance of his consulting services in accordance with VSE’s customary reimbursement practices for its chief executive officer. Notwithstanding the above, Executive may terminate this consulting arrangement upon 10 business days prior written notice to VSE, at which time the Consulting Period will terminate, Executive will no longer be required to provide consulting services hereunder and VSE will not be obligated hereunder to make any further monthly consulting payments to Executive.
(c)    The entire text of Section 6(a)(ii)(4) of the Agreement shall be and hereby is deleted and in substitution thereof the following text shall be and hereby is inserted:
(4)    Notwithstanding anything herein to the contrary, any expiration of the Term, including the Stub Term and, if it occurs, the Interim Period, shall not be considered a termination by Employer without Cause for any and all purposes of this Agreement, including this Section 6(a)(ii).
2.The Employment Agreement. The Employment Agreement, as amended hereby, remains in full force and effect.
3.Binding Effect. This Agreement is binding upon and inures to the benefit of VSE and Executive and their respective successors, legal representatives, executors, heirs, administrators and assigns.
4.Invalidity. If any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be enforceable to the fullest extent permitted by law.
5.Counterparts. This Agreement may be executed in one or two counterparts, all of which together shall constitute one and the same Agreement.
6.Other Provisions. This Agreement shall be governed by, construed and enforced in accordance with, Sections 7 through and including 17 of the Employment Agreement.

(Signature Page to follow)

IN WITNESS WHEREOF, Employer and Executive have executed and delivered this Agreement as of the date first written above.
VSE CORPORATION,
a Delaware corporation

By:    /s/ Calvin S. Koonce
Calvin S. Koonce
Chairman of the Board of Directors

/s/ Maurice A. Gauthier
Maurice A. Gauthier